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EXHIBIT 24.2

                          POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the "Company"), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint R. WILLIAM IDE III, BARBARA L. BLACKFORD, SONYA M. DAVIS or JANET L. HORGAN, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead in any and all capacities, to execute and sign the Annual Report on Form 10-K and any and all Amendments thereto, and documents in connection therewith, all to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 1st day of November, 1999.



     /s/ Richard U. De Schutter            /s/ Hendrik A. Verfaillie
------------------------------------    --------------------------------
  Richard U. De Schutter, Director           Hendrik A. Verfaillie